MID-ATLANTIC REALTY TRUST

     1993 OMNIBUS SHARE PLAN
     (As Amended through November 14, 1997)


1.PURPOSE.  The purpose of the 1993 Omnibus Share Plan of
Mid-Atlantic Realty Trust (the "Plan") is to promote the financial interests of Mid-Atlantic Realty Trust (the "Company"), including its growth and performance, by encouraging Trustees, officers and employees of the Company and its subsidiaries to acquire an ownership position in the Company, enhancing the ability of the Company and its subsidiaries to attract and retain employees of outstanding ability, and providing employees with a way to acquire or increase their proprietary interest in the Company's success.

2.SHARES SUBJECT TO THE PLAN. Subject to adjustment as provided in Section 18, the number of common shares, par value $.01 per share, of beneficial interest in the Company (the "Shares") which shall be available for issuance under the Plan shall be 1,325,000 Shares; the number of Shares subject to this Plan shall be increased from time to time so that the aggregate number of Shares that may be issued hereunder shall equal seven percent (7%) of the outstanding Shares of the Company on a fully diluted basis. [Amended on November 14, 1997]

      Shares subject to an award that expires unexercised, or that is forfeited, terminated or canceled, in whole or in part, or is paid in cash in lieu of Shares, shall thereafter again be available for grant under the Plan.

     3.   ADMINISTRATION.  The Plan shall be administered by
the Executive Compensation Committee (the "Committee") of the Board of
Trustees of the Company.   A majority of the Committee shall constitute a
quorum, and the acts of a majority shall be the acts of the Committee.

          Subject to the provisions of the Plan, the Committee shall (i) from time to time select directors, officers and employees of the Company and its subsidiaries who will participate in the Plan (the "Participants"), determine the type of awards to be made to Participants, determine the Shares or share units subject to awards, and (ii) have the authority to interpret the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, determine the terms and provisions of any agreements entered into hereunder, and make all other determinations necessary or advisable for the administration of the Plan. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any award in the manner and to the extent it shall deem desirable to carry it into effect. The determinations of the Committee in the administration of the Plan, as described herein, shall be final and conclusive.

     4. ELIGIBILITY. All Trustees and all officers and employees of the Company and its subsidiaries who have demonstrated significant management potential or who have the capacity for contributing in a substantial measure to the successful performance of the Company, as determined by the Committee, are eligible to be Participants in the Plan.

     5. AWARDS. Awards under the Plan may consist of the following: stock options (either incentive stock options within the meaning of Section 422 of the Internal Revenue Code or non-qualified stock options), stock appreciation rights, performance shares, stock bonuses or grants of restricted stock. Awards of performance shares, stock bonuses and restricted stock may provide the Participant with dividends or dividend equivalents and voting rights prior to vesting (whether based on a period of time or based on attainment of specified performance conditions).

     6. STOCK OPTIONS. The following terms shall apply, except to the extent varied in any Award Agreement as defined in Section 10 hereof.

          (a)  General.  The Committee shall establish the option
price at the time each stock option is granted, which price may, in the discretion of the Committee, be less than 100% of the fair market value of the Shares on the date of grant. Stock options shall be exercisable for such period as specified by the Committee, but in no event may options be exercisable more than ten years after their date of grant. The exercise price of each Share as to which a stock option is exercised shall be paid in full at the time of such exercise. Such payment shall be made in cash, by tender of Shares owned by the Participant valued at fair market value as of the date of exercise and in such other consideration as the Committee deems appropriate, or by a combination of cash, Shares and such other
consideration.   The Company shall have the right, and the Participant may
require the Company, to withhold and deduct from the number of Shares deliverable upon the exercise hereof a number of Shares having an aggregate fair market value equal to the amount of taxes and other charges that the Company is obligated to withhold or deduct from amount payable to the Participant. [Amended on November 14, 1997]

          (b) Incentive Stock Options. An option granted under the Plan may be a non-qualified stock option or an "incentive stock option" ("Incentive Stock Options") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and if not otherwise specified, an option granted to an employee of the Company shall be deemed to be an Incentive Stock Option. An Incentive Stock
Option shall not result in income upon the receipt of the option to the extent
(i) the aggregate fair market value (determined at the time the option is granted) of the Shares that may be purchased by the optionee during any calendar year (under the Plan and all other plans of the Company) does not exceed $100,000; and (ii) the optionee (other than the optionee's estate where the optionee is deceased) does not dispose of the Shares until the later of (a) two years from and after the date the option is granted, and (b) one year after the date the Shares are issued to the optionee. In the event of a disposition of Shares received upon exercise of an Incentive Stock Option where the disposition occurs within two years from the date the option is granted or one year from the receipt of the shares, the optionee shall notify the Secretary of the Company in writing as to the date of such disposition, the sale price (if any), and the number of Shares involved. [Amended on November 14, 1997]

     7. STOCK APPRECIATION RIGHTS. Stock appreciation rights may be granted in tandem with a stock option, in addition to a stock option, or may be freestanding and unrelated to a stock option. Stock appreciation rights granted in tandem with or in addition to a stock option may be granted either at the same time as the stock option or at a later time. No stock appreciation right shall be exercisable earlier than six months after grant, except in the event of the Participant's death or disability. A stock appreciation right shall entitle the Participant to receive from the Company an amount equal to the increase of the fair market value of the Share on the exercise of the stock appreciation right over the grant price. The Committee, in its sole discretion, shall determine whether the stock appreciation right shall be settled in cash, Shares or a combination of cash and Shares.

     8. PERFORMANCE SHARES. Performance shares may be granted in the form of actual Shares or share units having a value equal to an identical number of Shares. In the event that a certificate is issued in respect of Shares subject to a grant of performance shares, such certificate shall be registered in the name of the Participant but shall be held by the Company until the time the Shares subject to the grant of performance shares are earned. The performance conditions and the length of the performance period shall be determined by the Committee. The
Committee, in its sole discretion, shall determine whether performance shares are granted in the form of share units shall be paid in cash, Shares or a combination of cash and Shares.

     9. STOCK BONUS AWARDS. Stock bonus awards may be granted in the form of Shares or share units having a value equal to an identical number of Shares. A stock bonus award shall entitle the Participant to receive the number of Shares specified in the award certificate as a bonus under this Plan, without any consideration for such Shares. In the event that a share certificate is issued in respect of Shares subject to a grant of a bonus award of Shares, such certificate shall be issued in the name of the Participant and will generally be issued to the Participant within 15 days after proper presentment of the award certificate. The Committee, in its sole discretion, shall determine whether bonus stock granted in the form of share units shall be paid in cash, Shares, or a combination of cash and Shares. [Added by Amendment of November 14, 1997]

     10. RESTRICTED STOCK. Restricted stock may be granted in the form of actual Shares or share units having a value equal to an identical number of Shares. In the event that a certificate is issued in respect of Shares subject to a grant of restricted stock, such certificate shall be registered in the name of the Participant but shall contain such legends as the Committee deems appropriate to evidence such restrictions until the end of the restricted period. The employment conditions and the length of the period for vesting of restricted stock shall be established by the Committee at the time of grant. The Committee, in its sole discretion, shall determine whether restricted stock granted in the form of share units shall be paid in cash, Shares, or a combination of cash and Shares. [Amended on November 14, 1997]

     11. AWARD AGREEMENTS. Each award under the Plan shall be evidenced by an agreement ("Award Agreement") setting forth the terms and conditions, as determined by the Committee, which shall apply to such award, in addition to the terms and conditions specified in the Plan.

     12. WITHHOLDING. The Company shall have the right to deduct from any payment to be made pursuant to the Plan, or to require prior to the issuance or delivery of any Shares or the payment of cash under the Plan, any taxes required by law to be withheld therefrom. The
Committee, in its sole discretion, may permit a recipient to elect to satisfy such withholding obligation by having the Company retain the number of Shares whose fair market value equal the amount required to be withheld.
Any fraction of a Share required to satisfy such obligation shall be disregarded and the amount due shall instead be paid in cash to the Participant.

     13. LIMITED TRANSFERABILITY. No award shall be assignable or transferrable, and no right or interest of any Participant shall be subject to any lien, obligation or liability of the Participant, except by will or the laws of descent and distribution. Notwithstanding the foregoing, non-qualified stock options granted to Participants may be transferred to the Participant's spouse, lineal ascendants, lineal descendants or to a duly established trust for the benefit of one or more of such individuals. Options so transferred may thereafter be transferred only to the Participant or to an individual or trust to whom the Participant could have initially transferred the Options pursuant to this section. Options transferred pursuant to this Section shall be held by the transferee in accordance with the same terms and conditions as applied to the Participant. [Amended on November 14, 1997]

     14. NO RIGHT TO EMPLOYMENT. No person shall have any claim or right to be granted an award, and the grant of an award shall not be construed as giving a Participant the right to be retained in the employ of the Company or its subsidiaries. Further, the Company and its subsidiaries expressly reserve the right at any time to dismiss a Participant free from any liability, or any claim under the Plan, except as provided herein or in any agreement entered into hereunder.

     15. TERMINATION OF RIGHTS; DEATH. All unexercised or unexpired options, rights, performance shares and other such rights granted or awarded under this Plan (collectively, "Rights") will terminate, be forfeited and will lapse immediately if such Participant's employment or relationship with the Company is terminated for any reason, unless the Committee permits the exercise of such Rights for a period not to exceed ninety (90) days after the date of such termination. If a Participant's employment or relationship with the Company is terminated by reason of his death or disability, such Participant or such Participant's personal representatives, estate or heirs (as the case may be) may exercise, subject to any restrictions imposed by the Committee at the time of the grant, any Right which was exercisable by the Participant as of the date of his death or disability for a period of one year after the date of the Participant's death or disability. [Amended on November 14, 1997]

     16. CORPORATE REORGANIZATION. Anything in the Plan or in any Award Agreement or any award granted hereunder to the contrary notwithstanding, in the event of the commencement of a tender offer (other than by the Company) for any Shares or a sale or transfer, in one or a series of transactions, of assets having a fair market value of 50% or more of the fair market value of all assets of the Company, or a merger, consolidation or share exchange pursuant to which the Shares of the Company are or may be exchanged for or converted into cash, property or securities of another issuer, or the liquidation of the Company (an "Extraordinary Event"), then
(i) regardless of whether or not the award has vested or become fully exercisable, the award shall immediately vest and become fully exercisable and (ii) any restrictions or forfeiture conditions applicable to any other awards granted under the Plan shall lapse and terminate, any performance conditions imposed with respect to any such awards shall be deemed to be fully achieved on and at all times after the Event Date, and such awards shall be deemed fully vested without restriction from and after the Event Date. The "Event Date" is the date of the commencement of a tender offer, if the Extraordinary Event is a tender offer, and in the case of any other Extraordinary Event, the day preceding the record date in respect of such Extraordinary Event, or if no record date is fixed, the day preceding the date as of which shareholders of record become entitled to the consideration payable in respect of such Extraordinary Event.
Notwithstanding the foregoing, the immediate vesting of any award shall be conditioned upon the actual occurrence and completion of the Extraordinary Event. [Added by Amendment on November 14, 1997]

     17. REGISTRATION. If the Company shall be advised by its counsel that any Shares deliverable upon any exercise of a Right are required to be registered under the Securities Act of 1933, or that the consent of any other authority is required for the issuance of such Shares, the Company may effect registration or obtain such consent, and delivery of Shares by the Company may be deferred until registration is effected or such consent is obtained.

     18. ADJUSTMENT OF AND CHANGES IN SHARES. In the event of any change in the outstanding Shares by reason of any share dividend or split, recapitalization, merger, consolidation, spinoff, combination or exchange of Shares or other corporate change, or any distributions to common shareholders other than regular cash dividends, the Committee may make such substitution or adjustment, if any, as it deems to be equitable, as to the number or kind of Shares or other securities issued or reserved for issuance pursuant to the Plan and to outstanding awards.

     19. AMENDMENT. The Committee may amend or terminate the Plan or any portion thereof at any time, provided that, without such Participant's consent, no amendment or termination shall affect adversely any of the rights of a Participant under any award theretofore granted under the Plan. [Amended on November 14, 1997]

     20. EFFECTIVE DATE. The Plan has been adopted by the Board of Trustees on, and is effective as of July 31, 1993. This Plan has been amended as of May 13, 1994, and on November 14, 1997. Subject to earlier termination pursuant to Section 19, the Plan shall have a term of ten years from its effective date.